Exhibit 10.3

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of May 13, 2015 by and among INSTEEL WIRE PRODUCTS COMPANY, a North Carolina corporation (“Borrower”), the other Credit Parties signatory hereto, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders, and the other Lenders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

R E C I T A L S:

WHEREAS, Borrower, the other Credit Parties, the Agent and the Lenders entered into that certain Second Amended and Restated Credit Agreement dated as of June 2, 2010 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower has requested that the Agent and the Lenders amend certain provisions of the Credit Agreement as set forth herein; and.

WHEREAS, the Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement as set forth herein, in each case upon terms and subject to conditions set forth hereon.

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1          Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

1.1     Section 1.3(b)(ii) of the Credit Agreement is amended by replacing the phrase “so long as no Event of Default has occurred and is continuing and Liquidity is at least $13,500,000” appearing therein with the phrase “so long as no Event of Default has occurred and is continuing and Liquidity is at least $12,500,000”.

1.2     Section 1.5(a) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(a)     Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum.

(A)     As of the First A&R Closing Date, the Applicable Margins are as follows:

Applicable Revolver Index Margin	0.00%

Applicable Revolver LIBOR Margin	1.25%

Applicable L/C Margin	1.25%

Applicable Unused Line Fee Margin	0.375%

At all times from and after the First A&R Closing Date until (but excluding) the Closing Date, the Applicable Margins shall be adjusted by reference to the following grids:

If Reference Availability is:	Level of Applicable Margins:
>$35,000,000	Level I
> $25,000,000, but <$35,000,000	Level II
> $15,000,000, but <$25,000,000	Level III
<$15,000,000	Level IV

	Applicable Margins
	Level I	Level II	Level III	Level IV
Applicable Revolver Index Margin	0.00%	0.00%	0.25%	0.50%
Applicable Revolver LIBOR Margin	1.25%	1.50%	1.75%	2.00%
Applicable L/C Margin	1.25%	1.50%	1.75%	2.00%
Applicable Unused Line Fee Margin	0.375%	0.375%	0.25%	0.25%

Adjustments in the Applicable Margins commencing with the Fiscal Quarter ending on or about December 31, 2005 shall be implemented quarterly on a prospective basis, commencing on the first day of the calendar month that begins after the date of delivery to Lenders of the Compliance Certificate delivered to Agent and Lenders pursuant to paragraph (b) of Annex E with respect to a Fiscal Quarter evidencing the need for an adjustment. Concurrently with the delivery of such Compliance Certificate, Borrower shall deliver to Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Compliance Certificate shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the date of the delivery of a Compliance Certificate demonstrating that such an increase is not required. If an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the date on which such Event of Default is waived or cured.

(B)     As of the Closing Date, the Applicable Margins are as follows:

Applicable Revolver Index Margin	0.75%

Applicable Revolver LIBOR Margin	2.25%

Applicable L/C Margin	2.25%

Applicable Unused Line Fee Margin	0.50%

After the Closing Date until (but excluding) the First Amendment Date, the Applicable Margins (other than Applicable Unused Line Fee Margin) shall be adjusted by reference to the following grids:

If Reference Availability is:	Level of Applicable Margins (other than Applicable Unused Line Fee Margin):
>$30,000,000	Level I
> $10,000,000, but <$30,000,000	Level II
<$10,000,000	Level III

	Applicable Margins (other than Applicable Unused Line Fee Margin)
	Level I	Level II	Level III
Applicable Revolver Index Margin	0.75%	1.00%	1.50%
Applicable Revolver LIBOR Margin	2.25%	2.50%	3.00%
Applicable L/C Margin	2.25%	2.50%	3.00%

Adjustments in the Applicable Margins (other than Applicable Unused Line Fee Margin) commencing with the Fiscal Quarter ending on or about July 3, 2010 shall be implemented quarterly on a prospective basis, commencing on the first day of the calendar month that begins after the date of delivery to Lenders of the Compliance Certificate delivered to Agent and Lenders pursuant to paragraph (b) of Annex E with respect to a Fiscal Quarter evidencing the need for an adjustment. Concurrently with the delivery of such Compliance Certificate, Borrower shall deliver to Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Compliance Certificate shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins (other than Applicable Unused Line Fee Margin) to the highest level set forth in the foregoing grid, until the date of the delivery of a Compliance Certificate demonstrating that such an increase is not required. If an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the date on which such Event of Default is waived or cured.

After the Closing Date until (but excluding) the First Amendment Date, the Applicable Unused Line Fee Margin shall be adjusted as follows: (i) if the average of the daily closing balances of the Revolving Loan and the Swing Line Loan outstanding during the period for which the Fee under Section 1.9(b) is due is equal to or greater than 50% of the average Maximum Amount during such period, the Applicable Unused Line Fee Margin for such period shall be equal to 0.375% per annum and (ii) if the average of the daily closing balances of the Revolving Loan and the Swing Line Loan outstanding during the period for which the Fee under Section 1.9(b) is due is less than 50% of the average Maximum Amount for such period, the Applicable Unused Line Fee Margin for such period shall be equal to 0.50% per annum.

(C)     As of the First Amendment Date, the Applicable Margins are as follows:

Applicable Revolver Index Margin	0.50%

Applicable Revolver LIBOR Margin	1.50%

Applicable L/C Margin	1.50%

Applicable Unused Line Fee Margin	0.375%

After the First Amendment Date until (but excluding) the Second Amendment Date, the Applicable Margins (other than Applicable Unused Line Fee Margin) shall be adjusted by reference to the following grids:

If Reference Availability is:	Level of Applicable Margins (other than Applicable Unused Line Fee Margin):
>$40,000,000	Level I
> $25,000,000, but <$40,000,000	Level II
> $10,000,000, but <$25,000,000	Level III
<$10,000,000	Level IV

	Applicable Margins (other than Applicable Unused Line Fee Margin)
	Level I	Level II	Level III	Level IV
Applicable Revolver Index Margin	0.50%	0.75%	1.00%	1.25%
Applicable Revolver LIBOR Margin	1.50%	1.75%	2.00%	2.50%
Applicable L/C Margin	1.50%	1.75%	2.00%	2.50%

Adjustments in the Applicable Margins (other than Applicable Unused Line Fee Margin) commencing with the Fiscal Quarter ending on or about March 31, 2012 shall be implemented quarterly on a prospective basis, commencing on the first day of the calendar month that begins after the date of delivery to Lenders of the Compliance Certificate delivered to Agent and Lenders pursuant to paragraph (b) of Annex E with respect to a Fiscal Quarter evidencing the need for an adjustment. Concurrently with the delivery of such Compliance Certificate, Borrower shall deliver to Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Compliance Certificate shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins (other than Applicable Unused Line Fee Margin) to the highest level set forth in the foregoing grid, until the date of the delivery of a Compliance Certificate demonstrating that such an increase is not required. If an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the date on which such Event of Default is waived or cured.

After the First Amendment Date until (but excluding) the Second Amendment Date, the Applicable Unused Line Fee Margin shall be adjusted as follows: (i) if the average of the daily closing balances of the Revolving Loan and the Swing Line Loan outstanding during the period for which the Fee under Section 1.9(b) is due is equal to or greater than 50% of the average Maximum Amount during such period, the Applicable Unused Line Fee Margin for such period shall be equal to 0.25% per annum and (ii) if the average of the daily closing balances of the Revolving Loan and the Swing Line Loan outstanding during the period for which the Fee under Section 1.9(b) is due is less than 50% of the average Maximum Amount for such period, the Applicable Unused Line Fee Margin for such period shall be equal to 0.375% per annum.

(D)     As of the Second Amendment Date, the Applicable Margins are as follows:

Applicable Revolver Index Margin	0.25%

Applicable Revolver LIBOR Margin	1.25%

Applicable L/C Margin	1.25%

Applicable Unused Line Fee Margin	0.30%

After the Second Amendment Date, the Applicable Margins (other than Applicable Unused Line Fee Margin) shall be adjusted by reference to the following grids:

If Reference Availability is:	Level of Applicable Margins (other than Applicable Unused Line Fee Margin):
>$40,000,000	Level I
> $15,000,000, but <$40,000,000	Level II
<$15,000,000	Level III

	Applicable Margins (other than Applicable Unused Line Fee Margin)
	Level I	Level II	Level III
Applicable Revolver Index Margin	0.25%	0.50%	0.75%
Applicable Revolver LIBOR Margin	1.25%	1.50%	1.75%
Applicable L/C Margin	1.25%	1.50%	1.75%

Adjustments in the Applicable Margins (other than Applicable Unused Line Fee Margin) commencing with the Fiscal Quarter ending on or about June 27, 2015 shall be implemented quarterly on a prospective basis, commencing on the first day of the calendar month that begins after the date of delivery to Lenders of the Compliance Certificate delivered to Agent and Lenders pursuant to paragraph (b) of Annex E with respect to a Fiscal Quarter evidencing the need for an adjustment. Concurrently with the delivery of such Compliance Certificate, Borrower shall deliver to Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Compliance Certificate shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins (other than Applicable Unused Line Fee Margin) to the highest level set forth in the foregoing grid, until the date of the delivery of a Compliance Certificate demonstrating that such an increase is not required. If an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the date on which such Event of Default is waived or cured.

After the Second Amendment Date, the Applicable Unused Line Fee Margin shall be equal to 0.30% per annum.”

1.3     Section 1.14 of the Credit Agreement is amended by replacing the phrase “audit and inspection is commenced after Borrowing Availability is less than $20,000,000” appearing therein with the phrase “audit and inspection is commenced after Borrowing Availability is less than $15,000,000”.

1.4     Section 6.1(b)(vi)(B)(I) of the Credit Agreement is amended by replacing the phrase “such Acquisition Pro Forma shall reflect that (x) Liquidity is at least $13,500,000” appearing therein with the phrase “such Acquisition Pro Forma shall reflect that (x) Liquidity is at least $12,500,000”.

1.5     Section 6.2(c) of the Credit Agreement is amended by replacing the phrase “Liquidity immediately prior to making an investment pursuant to this clause (c) is at least $13,500,000” appearing therein with the phrase “Liquidity immediately prior to making an investment pursuant to this clause (c) is at least $12,500,000”.

1.6     Section 6.3(b)(iv) of the Credit Agreement is amended by replacing the phrase “Borrowing Availability is at least $13,500,000 immediately after giving effect to the proposed purchase, redemption, defeasance or prepayment” appearing therein with the phrase “Borrowing Availability is at least $12,500,000 immediately after giving effect to the proposed purchase, redemption, defeasance or prepayment”.

1.7     Section 6.13(d) of the Credit Agreement is amended by replacing the phrase “Liquidity is at least $13,500,000 immediately after giving effect to the proposed Dividend” appearing therein with the phrase “Liquidity is at least $12,500,000 immediately after giving effect to the proposed Dividend”.

1.8     Section 6.13(e) of the Credit Agreement is amended by replacing the phrase “Liquidity is at least $13,500,000 immediately after giving effect to the proposed Stock Repurchase” appearing therein with the phrase “Liquidity is at least $12,500,000 immediately after giving effect to the proposed Stock Repurchase”.

1.9     Annex A to the Credit Agreement is hereby amended as follows:

(a)     The definition of the term “Borrowing Base” is amended and restated to read in its entirety as follows:

““Borrowing Base” means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

(a)     up to 85% of the book value of Borrower's Eligible Accounts at such time; plus

(b)     (i) the lesser of (x) up to 75% of the book value of Eligible Inventory, valued at the lower of cost (determined on a first-in, first-out basis) or market and (y) 90% of the most recently appraised NOLV of Eligible Inventory;

in each case, less any Reserves established by Agent in its Permitted Discretion at such time.”

(b)     Clause (a) of the definition of the term “Commitment Termination Date” is amended and restated to read in its entirety as follows:

“(a) May 13, 2020,”

(c)     The definition of the term “Control Letter” is amended by replacing the phrase “or at any time after Liquidity is less than $13,500,000” appearing therein with the phrase “or at any time after Liquidity is less than $12,500,000”.

(d)     The definition of the term “GE Capital Fee Letter” is amended and restated to read in its entirety as follows:

"GE Capital Fee Letter" means that certain fifth amended and restated letter, dated as of the Second Amendment Date, between GE Capital and Borrower with respect to certain Fees to be paid from time to time by Borrower to GE Capital.

(e)     The following definitions are added to Annex A to the Credit Agreement in their appropriate alphabetical order:

“Second Amendment Date ” means May 13, 2015.

1.10     Annex C to the Credit Agreement is amended by replacing the phrase “or at any time after Liquidity is less than $13,500,000” appearing in clause (c) thereof with the phrase “or at any time after Liquidity is less than $12,500,000”.

1.11     Annex F to the Credit Agreement is amended by replacing the phrase “is commenced after Borrowing Availability is less than $20,000,000” appearing in clause (f) thereof with the phrase “is commenced after Borrowing Availability is less than $15,000,000”.

1.12     Annex G to the Credit Agreement is amended by replacing the phrase “If Liquidity on any day is less than $13,500,000” appearing therein with the phrase “If Liquidity on any day is less than $12,500,000”.

2         Conditions to Effectiveness. This Amendment shall be effective on the date on which all of the following conditions precedent have been satisfied as determined by Agent in its sole discretion:

2.1     this Amendment shall have been duly executed and delivered by the Borrower, each other Credit Party, the Agent and each Lender;

2.2     Borrower shall have paid the Fees required to be paid on the Second Amendment Date in the respective amounts specified in Section 1.9 of the Credit Agreement (including the Fees specified in the GE Capital Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Second Amendment Date; and

2.3     Agent shall have received, in form and substance reasonably satisfactory to Agent, the following items:

(a)     Charter and Good Standing. For each Credit Party, such Person's (a) charter and all amendments thereto, and (b) good standing certificates (including verification of tax status) in its state of incorporation, each dated a recent date prior to the Second Amendment Date and certified by the applicable Secretary of State or other authorized Governmental Authority;

(b)     Bylaws and Resolutions. For each Credit Party, (a) such Person's bylaws, together with all amendments thereto and (b) resolutions of such Person's Board of Directors, approving and authorizing the execution, delivery and performance of the Amendment and the transactions to be consummated in connection therewith, each certified as of the Second Amendment Date by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment;

(c)     Incumbency Certificates. For each Credit Party, signature and incumbency certificates of the officers of each such Person, certified as of the Second Amendment Date by such Person's corporate secretary or an assistant secretary as being true, accurate, correct and complete; and

(d)     Opinions of Counsel. Duly executed originals of opinions of Womble, Carlyle, Sandridge & Rice, PLLC, counsel for the Credit Parties, in form and substance reasonably satisfactory to Agent and its counsel, dated the Second Amendment Date.

3         Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Amendment, the Borrower and each other Credit Party represents and warrants to the Agent and each Lender (which representations and warranties shall survive the execution and delivery of this Amendment), that:

3.1     the execution, delivery and performance by each Credit Party of this Amendment has been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

3.2     upon the effectiveness of this Amendment, all of the representations and warranties contained in the Credit Agreement and in the other Loan Documents (other than those which speak expressly only as of an earlier date) are true and correct in all material respects on and as of the date of the effectiveness of this Amendment after giving effect to this Amendment and the transactions contemplated hereby; and

3.3     no Default or Event of Default exists or will result after giving effect to this Amendment and the transactions contemplated hereby.

4         Miscellaneous.

4.1     Effect; Ratification.

(a)     Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)     The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute amendment of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

(c)     Each Credit Party acknowledges and agrees that the amendments set forth herein are effective solely for the purposes set forth herein and that the execution and delivery by the Agent and the Requisite Lenders of this Amendment shall not be deemed (i) except as expressly provided in this Amendment, to be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Loan Document, (ii) to create a course of dealing or otherwise obligate the Agent or the Lenders to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (iii) to amend, prejudice, relinquish or impair any right of the Agent or the Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Amendment.

4.2     Counterparts and Signatures by Fax. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument. Any party may deliver an executed counterpart of this Amendment by facsimile or electronic mail, and such delivery shall be as effective as delivery of an original executed counterpart.

4.3     Severability. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

4.4     Costs and Expenses. Borrower agrees to reimburse the Agent for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

4.5     Loan Document. This Amendment shall be deemed to be a Loan Document.

4.6     Reaffirmation. Each of the Credit Parties hereby acknowledges and reaffirms all of its obligations and undertakings under each of the Loan Documents to which it is a party and acknowledges and agrees that subsequent to, and after taking account of the provisions of this Amendment, each such Loan Document is and shall remain in full force and effect in accordance with the terms thereof.

4.7     GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWER:

INSTEEL WIRE PRODUCTS COMPANY, a North
Carolina corporation

By:	Michael Gazmarian
Name:	Michael Gazmarian
Title:	Vice President, CFO and Treasurer

AGENT AND LENDERS:

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent and Lender

By:	Michael R. Todorow
Duly Authorized Signatory

[Signature Page to Second Amendment to

Second Amended and Restated Credit Agreement]

The following Persons are signatories to this Amendment in their capacity as Credit Parties and not as Borrower.

INSTEEL INDUSTRIES, INC., a North Carolina
corporation

By:	Michael Gazmarian
Name:	Michael Gazmarian
Title:	Vice President, CFO and Treasurer

Intercontinental MetalS Corporation, a
North Carolina corporation

By:	Michael Gazmarian
Michael Gazmarian
Vice President, CFO and Treasurer

[Signature Page to Second Amendment to

Second Amended and Restated Credit Agreement]